Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2008 RESULTS

- - Excellent Local Currency Sales Growth - -
- - EPS Outlook Increased for 2008 - -

COLUMBUS, Ohio, USA – July 24, 2008 – Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2008.  Here are the highlights:

•	Sales growth in local currency was 11%. Reported sales growth was 20%, which included a 9% currency benefit.

•
Net earnings per diluted share as reported (EPS) were $1.38, an increase of 29% over the second quarter 2007 amount of $1.07.  Adjusted EPS was $1.40, an increase of 28% over the prior year amount of $1.09.  Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is provided on the last page of the attached schedules.

•
Projected 2008 EPS is estimated at $5.53 to $5.63.  Adjusted EPS is also estimated at $5.53 to $5.63 and excludes $0.07 for purchased intangibles amortization expense and a $0.07 gain for a discrete tax item.

Second Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “We saw continued solid demand in our markets in the quarter.  Our excellent local currency sales growth was broad-based and exceeded our expectations.  We are very pleased with the resulting strong growth in operating profit and EPS.”

EPS was $1.38, an increase of 29% over the prior year amount of $1.07.  Adjusted EPS was $1.40, an increase of 28% over the prior year amount of $1.09.

Sales were $515.6 million, compared with $430.5 million in the prior year, an increase of 11% in local currency sales.  Reported sales growth was 20%, which included a 9% currency benefit.  By region, local currency sales growth was 10% in Europe, 6% in the Americas and 22% in Asia / Rest of World.  Adjusted operating income amounted to $75.2 million, an 18% increase over the prior year amount of $63.8 million.

Cash flow from operations was $76.6 million, compared with $60.6 million in 2007.  The Company repurchased 585,400 shares of its stock for $58.3 million during the quarter.

Six-Month Results

EPS was $2.44, an increase of 32% over the prior year amount of $1.85.  Adjusted EPS was $2.41, an increase of 28% over the prior year amount of $1.88.

Sales were $954.6 million, compared with $818.3 million in the prior year, an increase of 8% in local currency sales.  Reported sales growth was 17%, which included a 9% currency benefit.  By region, local currency sales growth was 7% in Europe, 3% in the Americas and 20% in Asia / Rest of World.  Adjusted operating income amounted to $133.5 million, a 19% increase over the prior year amount of $112.5 million.

Cash flow from operations was $84.8 million, compared with $92.9 million in 2007.  The Company repurchased 1.5 million shares of its stock for $153.9 million during the period.

Outlook Raised

The Company believes that its local currency sales growth in 2008 will be in the 6% to 8% range and estimates that 2008 EPS will be in the range of $5.53 to $5.63.

Adjusted 2008 EPS is also estimated in the range of $5.53 to $5.63 and represents a 17% to 19% increase over 2007.  Previously the Company provided guidance for Adjusted 2008 EPS in the range of $5.43 to $5.53.  Adjusted 2008 EPS excludes $0.07 for purchased intangibles amortization expense and a $0.07 gain for a discrete tax item recognized in the first quarter.

For the third quarter, the Company estimates the local currency sales will be in the 6% to 8% range and that EPS will be in the range of $1.31 to $1.33.  Adjusted EPS is estimated in the range of $1.33 to $1.35, which represents a 16% to 17% increase over the prior year quarter.

Conclusion

Filliol concluded, “Our excellent performance is driven by our strong results in emerging markets, our state-of-the-art product offering and the many innovative measures we have undertaken in sales and marketing.  Based on this performance, we are raising our guidance for the full year.  While we enjoy continued momentum, we remain ready to adjust our expense growth should conditions in our markets weaken.”

Other Matters

The Company has provided a reconciliation of earnings before taxes, the most comparable U.S. GAAP measure, to adjusted operating income in the attached schedules.

The Company will host a conference call to discuss its second quarter results today (Thursday, July 24) at 5:00 p.m. Eastern Time.  To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services.  The Company is the world’s largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications.  The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development.  In addition, the Company is the world’s largest supplier of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications.  Additional information about METTLER TOLEDO can be found at “www.mt.com.”

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties.  For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see “Factors affecting our future operating results” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the fiscal year December 31, 2007.  The Company assumes no obligation to update this press release.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended June 30, 2008		% of sales	Three months ended June 30, 2007	% of sales

Net sales	$515,605	(a)	100.0	$430,544	100.0
Cost of sales	256,594		49.8	215,451	50.0
Gross profit	259,011		50.2	215,093	50.0

Research and development	26,704		5.2	22,455	5.2
Selling, general and administrative	157,097		30.5	128,855	29.9
Amortization	2,667		0.5	2,958	0.7
Interest expense	6,028		1.1	5,002	1.2
Other charges/(income), net	500		0.1	(384)	(0.1)
Earnings before taxes	66,015		12.8	56,207	13.1

Provision for taxes	17,164		3.3	15,176	3.6
Net earnings	$48,851		9.5	$41,031	9.5

Basic earnings per common share:
Net earnings	$1.42			$1.10
Weighted average number of common shares	34,471,397			37,454,360

Diluted earnings per common share:
Net earnings	$1.38			$1.07
Weighted average number of common	35,320,765			38,409,325
and common equivalent shares

Note:
(a)				Local currency sales increased 11% as compared to the same period in 2007.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended June 30, 2008		% of sales	Three months ended June 30, 2007	% of sales

Earnings before taxes	$66,015			$56,207
Amortization	2,667			2,958
Interest expense	6,028			5,002
Other charges/(income), net	500			(384)
Adjusted operating income	$75,210		14.6	$63,783	14.8

Note:
(a) Adjusted operating income increased 18% as compared to the same period in 2007.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Six months ended June 30, 2008		% of sales	Six months ended June 30, 2007	% of sales

Net sales	$954,560	(a)	100.0	$818,307	100.0
Cost of sales	474,397		49.7	411,737	50.3
Gross profit	480,163		50.3	406,570	49.7

Research and development	50,958		5.3	43,790	5.4
Selling, general and administrative	295,699		31.0	250,290	30.6
Amortization	5,072		0.5	5,883	0.7
Interest expense	11,877		1.3	9,462	1.1
Other charges/(income), net	2,175		0.2	(746)	(0.1)
Earnings before taxes	114,382		12.0	97,891	12.0

Provision for taxes	27,252		2.9	26,430	3.3
Net earnings	$87,130		9.1	$71,461	8.7

Basic earnings per common share:
Net earnings	$2.50			$1.89
Weighted average number of common shares	34,795,360			37,759,922

Diluted earnings per common share:
Net earnings	$2.44			$1.85
Weighted average number of common	35,648,993			38,670,503
and common equivalent shares

Note:
(a) Local currency sales increased 8% as compared to the same period in 2007.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Six months ended June 30, 2008		% of sales	Six months ended June 30, 2007	% of sales

Earnings before taxes	$114,382			$97,891
Amortization	5,072			5,883
Interest expense	11,877			9,462
Other charges/(income), net	2,175			(746)
Adjusted operating income	$133,506	(a)	14.0	$112,490	13.7

Note:
(a) Adjusted operating income increased 19% as compared to the same period in 2007.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2008	December 31, 2007

Cash and cash equivalents	$85,524	$81,222
Accounts receivable, net	348,274	354,596
Inventory	204,482	173,725
Other current assets and prepaid expenses	87,652	73,666
Total current assets	725,932	683,209

Property, plant and equipment, net	271,445	265,665
Goodwill and other intangibles	544,484	540,787
Other non-current assets	206,711	188,553
Total assets	$1,748,572	$1,678,214

Short-term debt	$14,701	$11,570
Accounts payable	107,229	127,109
Accrued and other current liabilities	331,502	309,094
Total current liabilities	453,432	447,773

Long-term debt	468,511	385,072
Other non-current liabilities	277,910	264,083
Total liabilities	1,199,853	1,096,928

Shareholders’ equity	548,719	581,286
Total liabilities and shareholders’ equity	$1,748,572	$1,678,214

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Cash flow from operating activities:
Net earnings	$48,851	$41,031	$87,130	$71,461
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	7,690	6,463	14,994	12,917
Amortization	2,667	2,958	5,072	5,883
Deferred taxation	(5,804)	(1,926)	(6,255)	(4,301)
Excess tax benefits from share-based payment arrangements	(460)	(2,188)	(679)	(4,643)
Other	2,543	2,158	1,993	4,244
Increase in cash resulting from changes in
operating assets and liabilities (a)	21,071	12,084	(17,466)	7,322
Net cash provided by operating activities (a)	76,558	60,580	84,789	92,883

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	172	940	12,648	1,146
Purchase of property, plant and equipment	(12,831)	(8,440)	(20,210)	(16,297)
Acquisitions	(304)	-	(304)	-
Net cash used in investing activities	(12,963)	(7,500)	(7,866)	(15,151)

Cash flows from financing activities:
Proceeds from borrowings	45,103	14,813	169,135	18,605
Repayments of borrowings	(49,250)	(2,875)	(93,972)	(20,181)
Proceeds from stock option exercises	1,236	4,431	2,455	10,454
Excess tax benefits from share-based payment arrangements	460	2,188	679	4,643
Repurchases of common stock	(57,614)	(68,964)	(156,225)	(145,903)
Net cash used in financing activities	(60,065)	(50,407)	(77,928)	(132,382)

Effect of exchange rate changes on cash and cash equivalents	1,310	1,504	5,307	3,088

Net increase (decrease) in cash and cash equivalents	4,840	4,177	4,302	(51,562)

Cash and cash equivalents:
Beginning of period	80,684	95,530	81,222	151,269
End of period	$85,524	$99,707	$85,524	$99,707

Note:
(a)  The decrease for the six months ended June 30, 2008 resulted principally from approximately $11.5 million of higher payments relating to 2007 performance-related compensation incentives (bonus payments), reduced accounts payable balances of $26.4 million and the timing of tax disbursements of $6.8 million compared to the corresponding period in 2007.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$76,558	$60,580	$84,789	$92,883
Excess tax benefits from share-based payment arrangements	460	2,188	679	4,643
Proceeds from sale of property, plant and equipment	172	940	12,648	1,146
Purchase of property, plant and equipment	(12,831)	(8,440)	(20,210)	(16,297)
Free cash flow (a)	$64,359	$55,268	$77,906	$82,375

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

LOCAL CURRENCY SALES GROWTH BY DESTINATION

	Europe	Americas	Asia/RoW	Total

Three Months Ended June 30, 2008	10%	6%	22%	11%

Six Months Ended June 30, 2008	7%	3%	20%	8%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS (unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
	2008		2007		% Growth	2008		2007		% Growth

EPS as reported, diluted	$1.38		$1.07		29%	$2.44		$1.85		32%

Discrete tax item	-		-			(0.07)	(a)	-
Purchased intangible amortization	0.02	(b)	0.02	(b)		0.04	(b)	0.03	(b)

Adjusted EPS, diluted	$1.40		$1.09		28%	$2.41		$1.88		28%

Notes:
(a) The discrete tax item in 2008 pertains to the EPS impact of a tax benefit related to a favorable tax law change of $2.5 million recorded during the first quarter.

(b)   Represents the EPS impact of purchased intangible amortization, net of tax, of $0.6 million for both the three months ended June 30, 2008 and 2007, respectively and $1.3 million for both the six months ended June 30, 2008 and 2007, respectively.